   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1994

                                                  REGISTRATION NO. 33-52207
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        HOUSTON INDUSTRIES INCORPORATED
             (Exact name of registrant as specified in its charter)

                TEXAS                                  74-1885573
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

                                5 POST OAK PARK
                             4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 629-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ----------------

                               WILLIAM A. CROPPER
                          VICE PRESIDENT AND TREASURER
                        HOUSTON INDUSTRIES INCORPORATED
                                5 POST OAK PARK
                             4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 629-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- --------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED MAY 26, 1994

PROSPECTUS

                        HOUSTON INDUSTRIES INCORPORATED


                                4,000,000 SHARES

                                  COMMON STOCK

                             INVESTOR'S CHOICE PLAN

  Houston Industries Incorporated (the "Company") hereby offers participation in its Investor's Choice Plan ("Investor's Choice" or the "Plan"). The Plan is designed to provide investors with a convenient way to purchase shares of the Company's common stock, without par value ("Common Stock"), and to reinvest all or a portion of the cash dividends paid and interest payments made on certain securities of the Company and its subsidiaries (the "Eligible Securities") in shares of Common Stock. For a listing of Eligible Securities, see "Houston Industries Incorporated Investor's Choice Plan--Eligible Securities."

  PARTICIPANTS IN INVESTOR'S CHOICE MAY:

  . Reinvest all or a portion of cash dividends paid or interest payments made on Eligible Securities registered in their names or Common Stock credited to their Plan accounts in shares of Common Stock.

  . Make an initial investment in Common Stock with a cash payment of at least
    $250 or, if already a holder of Eligible Securities, increase their investment in Common Stock by making optional cash payments at any time of at least $50 for any single investment, up to a maximum of $120,000 per calendar year.

  . Receive, upon written request, certificates for whole shares of Common
    Stock credited to their Plan accounts.

  . Deposit certificates representing Common Stock into the Plan for safekeeping.

  . Sell shares of Common Stock credited to their Plan accounts through the Plan.

  Shares of Common Stock will be purchased under the Plan, at the option of the Company, from newly issued shares, shares held in the treasury of the Company or shares purchased in the open market. Any open market purchases will be effected through an Independent Agent (as hereinafter defined) selected by the Company. The Common Stock is listed on the New York, Chicago and London Stock Exchanges. The closing price of the Common Stock on May 25, 1994 on the New York Stock Exchange was $31 5/8.

  The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for an Investment Date (as hereinafter defined) will be the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding that Investment Date. The price of shares of Common Stock purchased or sold in the open market will be the weighted average price per share (adjusted for brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased or sold, respectively, in the open market for the relevant period. There will be no discount from these purchase prices offered for shares of Common Stock purchased under the Plan. The Company will pay the costs of administration of the Plan, except that Investor's Choice participants will bear the cost of brokerage commissions, any related service charges and applicable taxes relating to shares of Common Stock purchased or sold in the open market.

  To the extent required by applicable law in certain jurisdictions, including Arizona, Florida, Maine, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma and Vermont, shares of Common Stock offered under Investor's Choice to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.

  This Prospectus contains a summary of the material provisions of the Plan and, therefore, this Prospectus should be retained by participants in the Plan ("Participants") for future reference.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               The date of this Prospectus is May   , 1994.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60603, on which the Common Stock is listed.

  This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended ("Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7629), are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

    (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

    (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

    (3) the Company's Current Report on Form 8-K dated February 22, 1994; and

    (4) the descriptions of each of (a) the Common Stock, which is contained in the Company's Registration Statement on Form 8-A dated January 14, 1977, as amended by Form 8 dated July 14, 1986, and (b) the Company's Rights to Purchase Preference Stock, which is contained in the Company's Registration Statement on Form 8-A dated July 16, 1990.

  All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide copies of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into such documents) without charge to each recipient of a copy of this Prospectus, upon written or oral request of the recipient. Requests for copies of such documents or for additional information regarding the Plan and its Administrator should be directed in writing or by telephone to the Investor Relations Department, Houston Industries Incorporated, P. O. Box 4505, Houston, Texas 77210, telephone (800) 231-6406 (if calling from outside Texas) or (800) 392-4261 (if calling from inside Texas) (toll free in either case) or (713) 629-3060.

                        THE COMPANY AND ITS SUBSIDIARIES

  The Company is a holding company operating principally in two business segments, the electric utility business and the cable television business. The Company conducts its operations primarily through three subsidiaries: Houston Lighting & Power Company ("HL&P"), its principal operating subsidiary, KBLCOM Incorporated ("KBLCOM") and Houston Industries Energy, Inc. ("HI Energy"). The Company is a holding company as defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), but is exempt from regulation as a "registered" holding company under the Holding Company Act.

  HL&P is engaged in the generation, transmission, distribution and sale of electric energy and serves customers in an approximately 5,000 square mile area of the Texas Gulf Coast, including Houston. As of March 31, 1994, the total assets and common stock equity of HL&P represented 88% of the Company's consolidated assets and 114% of the Company's consolidated common stock equity, respectively. For the twelve-month period ended March 31, 1994, the operations of HL&P accounted for substantially all of the Company's consolidated net income.

  The cable television operations of the Company are conducted through KBLCOM and its subsidiaries. This segment includes five cable television systems located in four states and a 50% interest in Paragon Communications ("Paragon"), a partnership which owns systems located in seven states. As of March 31, 1994, KBLCOM's systems served approximately 613,000 basic cable customers subscribing to approximately 490,000 premium programming units and, according to information provided by Paragon's managing partner, Paragon served approximately 940,000 basic cable customers subscribing to approximately 544,000 premium programming units.

  The Company has organized a subsidiary, HI Energy, to participate in domestic and foreign power generation projects and to invest in the privatization of foreign electric utilities. HI Energy is actively engaged in the evaluation of several such projects, but has not yet committed significant financial or other resources to any single project.

  The address of the principal executive offices of the Company is 5 Post Oak Park, 4400 Post Oak Parkway, Houston, Texas 77027. Its telephone number is
(713) 629-3000.



                            APPLICATION OF PROCEEDS

  Since purchases of Common Stock under the Plan may be satisfied by any of (i) the purchase of new shares of Common Stock issued by the Company, (ii) the purchase of shares of Common Stock held in the Company's treasury, or (iii) the purchase of shares of Common Stock in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under Investor's Choice is not known. If newly issued or treasury shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of the Company or the advance or contribution of funds to one or more of the Company's subsidiaries to be used for their general corporate purposes, including, without limitation, the redemption, repayment or retirement of indebtedness or preferred stock of one or more of such subsidiaries. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.

                        HOUSTON INDUSTRIES INCORPORATED

                             INVESTOR'S CHOICE PLAN

PURPOSE

  The purpose of Investor's Choice is to provide existing and potential investors in the Company and its subsidiaries with a convenient way to purchase shares of Common Stock and to reinvest all or a portion of the cash dividends paid and interest payments made on Eligible Securities in shares of Common Stock.

PLAN FEATURES

  . Interested investors, not already record or registered holders of Eligible Securities, may become Participants by making an initial minimum cash investment of at least $250 to purchase Common Stock through the Plan.

  . Record or registered holders of Eligible Securities not already
    Participants may become Participants by electing to have dividend and interest payments on all or a portion of their Eligible Securities reinvested in Common Stock, depositing certificates representing Common Stock into the Plan for safekeeping or making an initial minimum cash investment of at least $50 to purchase Common Stock through the Plan.

  . In addition to having their dividend and interest payments on Eligible
    Securities reinvested in Common Stock, Participants may invest additional funds in Common Stock through optional cash investments of at least $50 for any single investment up to $120,000 per calendar year. Optional cash investments may be made occasionally or at regular intervals, as the Participant desires.

  . Funds invested in the Plan are fully invested in Common Stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares of Common Stock are used to purchase additional shares of Common Stock.

  . Investor's Choice offers a "safekeeping" service whereby Participants may deposit, free of any service charges, certificates representing Common Stock held in certificate form into the Plan. Shares of Common Stock so deposited will be credited to the account of the Participant (an "Account"). This service can be selected by Participants without participating in any other feature of the Plan.

  . A Participant may direct the Company, at any time and at no cost to the Participant, to transfer all or a portion of the shares of Common Stock credited to his Account (including those shares of Common Stock deposited into the Plan for safekeeping) to the Account of another Participant (or to set up an Account for a new Participant in connection with such transfer) or to send certificate(s) representing such shares to the Participant or another designated person or entity.

  . Quarterly statements ("Statements of Account") will be mailed to each Participant showing all transactions completed during the year to date, total shares of Common Stock credited to the Participant's Account and other information related to his Account.

  . Participants may direct that all, a portion or none of their dividend or interest payments on Eligible Securities, including shares of Common Stock purchased for a Participant under the Plan and shares of Common Stock deposited into the Plan for safekeeping, be reinvested in shares of Common Stock. Dividend and interest payments not reinvested will be paid in the usual manner.

  . Participants may sell shares of Common Stock credited to their Accounts
    (including those shares of Common Stock deposited into the Plan for safekeeping) through the Plan.

  While Investor's Choice has numerous features, certain of the Plan's features have ramifications that should be considered by Participants. For example, Participants have no control over the price, and, in the case of shares of Common Stock purchased or sold in the open market by an Independent Agent, the time, at which the Common Stock is purchased or sold, respectively, for their Account. Purchases in the open market may begin on the relevant Investment Date and may be completed up to 30 days after the Investment Date. Sales by Participants under the Plan will be made by an Independent Agent as soon as practicable after the processing of the sales request. The price of any shares of Common Stock purchased or sold in the open market for Participants will be the weighted average price per share of the aggregate number of shares purchased or sold, as the case may be, for the relevant period. Therefore, Participants bear the market risk associated with fluctuations in the price of the Common Stock. Furthermore, no interest will be paid on funds held by the Administrator (as hereinafter defined) pending investment under the Plan. Under the Plan, optional and initial cash investments must be received by the Administrator no later than two business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. (See "--Initial Cash Investments and Optional Cash Investments.") In addition, optional and initial cash investments need not be returned to Participants unless a written request is received by the Administrator no later than two business days prior to the applicable Investment Date.

SUMMARY

  The following is a summary of the material terms and provisions of Investor's Choice and does not purport to be a complete description of all terms and provisions of Investor's Choice. The following summary is qualified in its entirety by reference to all of the terms and provisions of the Plan, which is an exhibit to the Registration Statement.

ADMINISTRATION

  Administration of the Plan is conducted by the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as administrator of Investor's Choice (the "Administrator"). The Company will be the initial Administrator. The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, maintaining records of each Participant's Account activities, issuing Statements of Account and performing other duties required by the Plan. The Administrator or its nominee, as custodian, will hold one or more certificates registered in its name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to Participants' Accounts. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market to an agent selected by the Company (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined in the rules and regulations under the Exchange Act. Additionally, the Administrator will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of Common Stock in the open market for Participants' Accounts in accordance with the provisions of the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

            Participants may contact the Administrator by writing:

                         Houston Industries Incorporated
                         Investor Services Department
                         P. O. Box 4505
                         Houston, Texas 77210

or by telephoning toll-free (800) 231-6406 (if calling from outside Texas),
(800) 392-4261 (if calling from within Texas), or, in Houston, (713) 629-3060 between 8 a.m. and 5 p.m., Monday through Friday, Central Time. Written communications may be sent by telecopier (fax) to (713) 629-3129.

ELIGIBILITY

  Any person or entity, whether or not a record holder of Common Stock, is eligible to participate in Investor's Choice, provided that (i) such person or entity fulfills the prerequisites for participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the Participant.

ENROLLMENT PROCEDURES

  HOLDERS OF COMMON STOCK CURRENTLY PARTICIPATING IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN, WHICH IS BEING REPLACED BY INVESTOR'S CHOICE (BY MEANS OF AMENDMENT AND RESTATEMENT), WILL AUTOMATICALLY BE PARTICIPANTS IN THE PLAN WITHOUT SENDING IN A NEW ENROLLMENT FORM ("ENROLLMENT FORM"). HOWEVER, A PARTICIPANT WHO WISHES TO CHANGE HIS PARTICIPATION IN ANY WAY (E.G., FROM PARTIAL TO FULL REINVESTMENT) MUST SUBMIT A NEW ENROLLMENT FORM.

  After being furnished with a copy of this Prospectus, eligible applicants may join Investor's Choice at any time by completing and signing an Enrollment Form in the manner set forth below. REQUESTS FOR COPIES OF ENROLLMENT FORMS, AS WELL AS COPIES OF OTHER INVESTOR'S CHOICE FORMS AND THIS PROSPECTUS, SHOULD BE MADE IN WRITING OR BY TELEPHONE TO THE ADMINISTRATOR'S ADDRESS AND TELEPHONE NUMBERS LISTED IN "--ADMINISTRATION" ABOVE. RECORD OR REGISTERED HOLDERS OF ELIGIBLE SECURITIES SHOULD BE SURE TO SIGN THEIR NAME(S) ON THE ENROLLMENT FORM EXACTLY AS THEY APPEAR ON THEIR CERTIFICATES OR INSTRUMENTS.

  In order to become a Participant in Investor's Choice, an eligible applicant must complete and sign an Enrollment Form and return it to the Administrator and (i) elect to have cash dividends paid or interest payments made on Eligible Securities (see "--Eligible Securities" for a list of Eligible Securities) of which such applicant is the record or registered holder invested in Common Stock (see "--Reinvestment of Cash Dividend and Interest Payments"), (ii) deposit certificates representing shares of Common Stock into the Plan for safekeeping (see "--Safekeeping Service") or (iii) make an initial cash investment (see "--Initial Cash Investments and Optional Cash Investments"). Eligible Securities held in "street name" (e.g., in the name of a bank, broker, or trustee) are not eligible for inclusion in any aspect of Investor's Choice. Beneficial owners of Eligible Securities registered in "street name" may participate in Investor's Choice with respect to such securities (a) by transferring those Eligible Securities which they wish to be subject to the Plan into their own name and (b) by depositing shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividend or interest payments on such Eligible Securities in Common Stock (see "--Transfer of Eligible Securities--From a Broker").

  A person will become a Participant after a properly completed Enrollment Form has been received and accepted by the Administrator.

ELIGIBLE SECURITIES

  The following equity and debt securities of the Company and its subsidiaries are Eligible Securities:

  . Common Stock (including shares of Common Stock purchased through the
    Plan)

  . The Company's Debentures, 7 1/4% Series due December 1, 1996

  . The Company's Debentures, 9 3/8% Series due June 1, 2001

  . The Company's Debentures, 7 7/8% Series due July 1, 2002

  . $4 Preferred Stock of HL&P

  . $6.72 Cumulative Preferred Stock of HL&P

  . $7.52 Cumulative Preferred Stock of HL&P

  . $8.12 Cumulative Preferred Stock of HL&P

  . $8.50 Cumulative Preferred Stock of HL&P

  . HL&P's First Mortgage Bonds, 5 1/4% Series due 1996

  . HL&P's First Mortgage Bonds, 5 1/4% Series due 1997

  . HL&P's First Mortgage Bonds, 6 3/4% Series due 1997

  . HL&P's First Mortgage Bonds, 7 5/8% Series due March 1, 1997

  . HL&P's First Mortgage Bonds, 6 3/4% Series due 1998

  . HL&P's First Mortgage Bonds, 7 1/4% Series due 2001

  . HL&P's First Mortgage Bonds, 9.15% Series due March 15, 2021

  . HL&P's First Mortgage Bonds, 8 3/4% Series due March 1, 2022

  . HL&P's First Mortgage Bonds, 7 3/4% Series due March 15, 2023

  . HL&P's First Mortgage Bonds, 7 1/2% Series due July 1, 2023.

  In addition, the Company may from time to time designate, in its sole discretion, other equity or debt securities of the Company and its subsidiaries as Eligible Securities by notifying the Administrator in writing of such designation.

INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS

  Interested investors, whether or not record or registered holders of Eligible Securities, may become Participants by making an investment through the Plan as hereinafter described. ELIGIBLE APPLICANTS WHO ARE NOT RECORD OR REGISTERED HOLDERS OF ELIGIBLE SECURITIES MUST INCLUDE A MINIMUM INITIAL CASH INVESTMENT OF AT LEAST $250 WITH THEIR COMPLETED ENROLLMENT FORM. ELIGIBLE APPLICANTS WHO ARE RECORD OR REGISTERED HOLDERS OF ELIGIBLE SECURITIES MUST INCLUDE A MINIMUM INITIAL CASH INVESTMENT OF AT LEAST $50 WITH THEIR COMPLETED ENROLLMENT FORM. Such investments may be made by personal check, money order or wire transfer payable to Houston Industries Incorporated. DO NOT SEND CASH. Interested investors making wire transfers should contact the Administrator for wire instructions and may be charged fees by the commercial bank initiating the transfer.

  Participants may make optional cash investments by delivering to the Administrator (a) a completed optional cash investment stub which will be attached to each Participant's quarterly Statement of Account or an Enrollment Form and (b) a personal check, money order or wire transfer payable to Houston Industries Incorporated. DO NOT SEND CASH. Participants making wire transfers should contact the Administrator for wire instructions and may be charged fees by the commercial bank initiating the transfer. Optional cash investments must be at least $50 for any single investment. There is no obligation to make any optional cash investment and the amount and timing of such investments may vary from time to time.

  Optional cash investments may not exceed $120,000 in the aggregate per calendar year (the "Maximum Amount"), which amount may be invested all at one time. In determining whether the Maximum Amount has been reached, initial investments will be counted as optional cash investments.

  An Investment Date will occur once every month. (See "--Investment Dates.") Optional and initial cash investments will be invested in Common Stock beginning on the first Investment Date following their receipt by the Administrator; provided, that such investments must be received by the Administrator no later than two business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. (See "--Investment Dates" and "--Purchases and Sales of Shares Generally.") NO INTEREST WILL BE PAID ON FUNDS

HELD BY THE ADMINISTRATOR PENDING INVESTMENT. Accordingly, Participants and interested investors should transmit cash investments so as to reach the Administrator shortly (but not less than two business days) before an Investment Date.

  Upon a Participant's written request, received by the Administrator no later than two business days prior to the applicable Investment Date, a cash investment not already invested in Common Stock will be returned to the Participant. However, no refund of a check or money order will be made until the funds from such instruments have been actually collected by the Administrator. Accordingly, such refunds may be significantly delayed. If the written request to stop investment is received by the Administrator within two business days prior to an Investment Date, any cash investment then held by the Administrator will be invested in Common Stock on such Investment Date.

  Optional and initial cash investments, pending investment pursuant to Investor's Choice, will be credited to a Participant's Account and held in an escrow account which will be separated from any other funds or monies of the Company. All cash investments are subject to collection by the Administrator of full face value in U. S. funds. The method of delivery of any cash investment is at the election and risk of the Participant or interested investor and will be deemed received when actually received by the Administrator. If the delivery is by mail, it is recommended that the Participant or interested investor use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Investment Date.

  CASH DIVIDENDS PAID ON SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT THAT WERE PURCHASED THROUGH THE PLAN WITH OPTIONAL AND INITIAL CASH INVESTMENTS WILL AUTOMATICALLY BE REINVESTED IN SHARES OF COMMON STOCK UNLESS THE PARTICIPANT NOTIFIES THE ADMINISTRATOR OTHERWISE BY NOTATION ON THE OPTIONAL CASH INVESTMENT STUB OR COMPLETED ENROLLMENT FORM, AS THE CASE MAY BE.

  Funds payable to a Participant or an interested investor as a result of the redemption, tender or maturity, including accrued interest and premium, if any, of any of the Eligible Securities of which such Participant or interested investor is the record or registered holder may be invested in Common Stock through Investor's Choice at the request of such holder by delivering a properly completed Enrollment Form covering such Eligible Securities to the Administrator. Any amounts invested in Common Stock through the Plan as described in the previous sentence will be treated as optional cash investments in determining whether the Maximum Amount has been reached.

REINVESTMENT OF CASH DIVIDEND AND INTEREST PAYMENTS

  Participants may elect to invest in Common Stock by reinvesting all or a portion of cash dividends paid and interest payments made on all or a portion of Eligible Securities registered in their names, Common Stock purchased through the Plan and credited to their Accounts and Common Stock deposited into the Plan for safekeeping, by designating such election on their Enrollment Form. IF A PARTICIPANT DOES NOT MAKE AN ELECTION, CASH DIVIDENDS PAID ON SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT THAT WERE PURCHASED THROUGH THE PLAN OR DEPOSITED INTO THE PLAN FOR SAFEKEEPING WILL AUTOMATICALLY BE REINVESTED IN SHARES OF COMMON STOCK. Participants electing partial reinvestment of cash dividend and interest payments on any Eligible Securities must designate the specific security for which such partial reinvestment is desired and the whole dollar amount or whole numbers of shares for which reinvestment is desired. Once a Participant elects reinvestment, cash dividend and interest payments made on the designated Eligible Securities will be reinvested in shares of Common Stock. THE AMOUNT SO REINVESTED WILL BE REDUCED BY ANY AMOUNT WHICH IS REQUIRED TO BE WITHHELD UNDER ANY APPLICABLE TAX OR OTHER STATUTES. If the Participant has specified partial reinvestment, that portion of cash dividend and interest payments not designated for reinvestment will be sent to the Participant by check in the usual manner or with regard to the partial reinvestment of cash dividends on Common Stock credited to the Participant's Account, by electronic direct deposit, if the Participant has elected the direct deposit option (see "--Direct Deposit of Dividends Not Reinvested").

  Dividends and interest payments will be invested in Common Stock beginning either on the date of payment, if such payment date is an Investment Date, or on the first Investment Date following such payment. (See "--Investment Dates" and "--Purchases and Sales of Shares Generally.") Cash dividend and interest payment reinvestment amounts, pending investment pursuant to Investor's Choice, will be credited to a Participant's Account and held in an escrow account which will be separated from any other funds or monies of the Company. INTEREST PAYMENTS ON DEBT ELIGIBLE SECURITIES ARE GENERALLY MADE ON THE 1ST OR 15TH DAY OF THE RELEVANT MONTH, WHILE THE INVESTMENT DATE IS GENERALLY THE 10TH DAY OF THE MONTH. (See "--Investment Dates.") NO INTEREST WILL BE PAID ON SUCH FUNDS HELD BY THE ADMINISTRATOR PENDING INVESTMENT.

CHANGING PLAN OPTIONS

  A Participant may change his Investor's Choice options, including (i) changing the reinvestment level (i.e., full, partial or none) of cash dividend and interest payments on Eligible Securities and (ii) changing the designation of Eligible Securities on which cash dividend or interest payments are subject to reinvestment, by delivering written instructions or a new Enrollment Form to that effect to the Administrator. To be effective with respect to a particular cash dividend or interest payment, any such instructions must be received by the Administrator at least two business days prior to the payment date relating to such cash dividend or interest payment. If such instructions are not received by the Administrator at least two business days prior to the payment date, the instructions will not become effective until after such dividend or interest is paid. The shares of Common Stock purchased with such funds will be credited to the Participant's Account.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

  A Participant who elects not to reinvest in Common Stock all or any portion of cash dividends on shares of Common Stock credited to his Account may receive such cash dividends by electronic deposit to the Participant's predesignated bank, savings, or credit union account. To receive a direct deposit of funds, Participants must complete and sign a Direct Deposit Authorization Form and return it to the Administrator. Direct deposit will become effective as promptly as practicable after receipt of a completed Direct Deposit Authorization Form. Changes in designated direct deposit accounts may be made by delivering a completed Direct Deposit Authorization Form to the Administrator.

  Cash dividends on shares of Common Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable Dividend Payment Date (as hereinafter defined).

INVESTMENT DATES

  An "Investment Date" under the Plan will be, (i) in any month in which a cash dividend on the Common Stock is paid (a "Dividend Payment Date"), normally the 10th day of March, June, September and December of each year, such Dividend Payment Date and (ii) in any month in which no Dividend Payment Date occurs, the 10th day of the month or, if the 10th day is not a business day, the business day immediately preceding the 10th day of such month.

PURCHASES AND SALES OF SHARES GENERALLY

  Shares of Common Stock purchased for Participants under the Plan will be either newly issued shares or shares held in the treasury of the Company or, at the Company's option, shares of Common Stock purchased in the open market by an Independent Agent. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. The Plan provides that the Company may not change its determination regarding the source of purchases of the shares (i.e., from the Company or in the open market) more than once in any 12-month period. At any time that shares of Common Stock are purchased for Participants under the Plan in the open market, the Company will not exercise its right to change the source of purchases of shares of Common Stock absent a determination by the Company's Board of Directors or Finance Committee of the Board of Directors that the Company has a compelling reason for such change.

  Purchases of shares of Common Stock from the Company, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading date preceding the Investment Date. In the event no trading is reported for the trading day, the purchase price may be determined by the Company on the basis of such market quotations as it deems appropriate. No brokerage commissions will be charged on shares acquired directly from the Company.

  Purchases in the open market may begin on the relevant Investment Date and will be completed no more than 30 days after the Investment Date, except as required by applicable federal securities or other laws or stock exchange regulations. The price of any shares of Common Stock purchased or sold in the open market for Participants will be the weighted average price per share (ADJUSTED FOR BROKERAGE COMMISSIONS, ANY RELATED SERVICE CHARGES AND APPLICABLE TAXES) of the aggregate number of shares purchased or sold, as the case may be, for the relevant Investment Date or period, respectively.

  The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to the Account of a Participant for a particular Investment Date will be determined by dividing the total amount of cash dividends, interest payments, optional cash investments and/or initial cash investments to be invested for such Participant on such Investment Date by the relevant purchase price per share.

  With regard to open market purchases and sales of shares of Common Stock by an Independent Agent, none of the Company, the Administrator (if it is not also the Independent Agent) nor any Participant will have any authority or power to direct the time or price at which shares may be purchased or sold, the markets on which the shares are to be purchased or sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), or the selection of the broker or dealer (other than any Independent Agent) through or from whom purchases and sales may be made, except that the timing of such purchases and sales must be made in accordance with the terms and conditions of Investor's Choice. The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions. Dividend and voting rights will commence upon settlement, whether shares are purchased from the Company or any other source.

SAFEKEEPING SERVICE

  At the time of enrollment, or at any later time, Participants may take advantage of the Plan's cost-free safekeeping services. Common Stock held in certificate form by a Participant may be deposited into the Plan, to be held by the Administrator or its nominee, by delivering a completed Enrollment Form and such certificates to the Administrator. Such certificates should not be endorsed. The shares of Common Stock so deposited will be transferred into the name of the Administrator or its nominee, as custodian, and credited to the Participant's Account. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to the Participant's Account. References herein to shares of Common Stock credited to a Participant's Account will include shares of Common Stock deposited into the Plan for safekeeping unless otherwise indicated. CASH DIVIDENDS PAID ON SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT THAT WERE DEPOSITED INTO THE PLAN FOR SAFEKEEPING WILL AUTOMATICALLY BE REINVESTED IN SHARES OF COMMON STOCK UNLESS THE PARTICIPANT NOTIFIES THE ADMINISTRATOR OTHERWISE ON HIS ENROLLMENT FORM.

SALE OF SHARES OF COMMON STOCK

  A Participant may request, at any time, that all or a portion of the shares of Common Stock credited to his Account be sold by delivering to the Administrator a completed Sale/Transfer Request Form. ONLY WHOLE SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT MAY BE SOLD UNDER THE PLAN. The Administrator will forward the sale instructions to an Independent Agent within five business days of receipt (except as described in the following paragraph). An Independent Agent will sell such shares as soon as practicable after processing the request and will transmit to the Participant the proceeds of the sale (less brokerage fees and commissions and any transfer taxes). (See "--Purchases and Sales of Shares Generally" for the applicable sales price.) Proceeds of shares of Common Stock sold through Investor's Choice will be paid to the Participant by check.

  Except as described in the following sentence, if instructions for the sale of shares of Common Stock are received by the Administrator on or after an ex-dividend date but before the related Dividend Payment Date, the sale will be processed as described above and a separate check for the dividends will be mailed to the Participant following the Dividend Payment Date or will be directly deposited into the Participant's designated direct deposit account, as applicable. If instructions for the sale of shares of Common Stock on which cash dividends are being reinvested are received by the Administrator within two business days prior to a Dividend Payment Date, the dividends paid on that Dividend Payment Date will be invested in Common Stock through the Plan, and
(i) if the Participant's sale instructions cover less than all of the shares of Common Stock credited to his Account, the newly purchased shares will be credited to his Account or (ii) if the Participant's sale instructions cover all of the shares of Common Stock credited to his Account, the sale instructions will not be processed until after the dividends have been invested in Common Stock through the Plan at which time all of the shares credited to his Account, including the newly purchased shares, will be sold and the proceeds transmitted to the Participant. (See "-- Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a sale.)

WITHDRAWAL OF SHARES OF COMMON STOCK

  A Participant may withdraw some or all of the Common Stock credited to his Account from the Plan at any time by delivering to the Administrator (i) appropriate instructions, if the Participant will be the record holder of such Common Stock after withdrawal, or (ii) a completed Sale/Transfer Request Form and a stock assignment (stock power), if the Participant will not be the record holder of the Common Stock after withdrawal. Upon the Administrator's receipt of the proper documentation, certificates representing the designated Common Stock will be sent to the Participant, the Participant's broker or any other person that the Participant has designated.

  Except as described in the following sentence, if a completed Sale/Transfer Request Form with regard to shares of Common Stock credited to a Participant's Account is received on or after an ex-dividend date but before the related Dividend Payment Date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed to the Participant following the Dividend Payment Date or will be directly deposited into the Participant's designated direct deposit account, as applicable. If a completed Sale/Transfer Request Form with regard to shares of Common Stock credited to a Participant's Account on which cash dividends are being reinvested is received by the Administrator within two business days prior to a Dividend Payment Date, the dividends paid on the Dividend Payment Date will be invested in Common Stock through the Plan, and (i) if the Participant's withdrawal instructions cover less than all of the shares of Common Stock credited to his Account, the newly purchased shares will be credited to his Account or (ii) if the Participant's withdrawal instructions cover all of the shares of Common Stock credited to his Account, the withdrawal instructions will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time certificates representing all of the shares credited to his Account, including the newly purchased shares, will be sent to the Participant or other designated recipient. (See "--Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a withdrawal.)

  Certificates representing whole shares of Common Stock withdrawn from the Plan will be sent to the Participant or designated recipient by First Class Mail as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the preceding paragraph. Withdrawal of shares of Common Stock does not affect reinvestment of cash dividends on the shares withdrawn unless (i) the Participant is no longer the record holder of such shares, (ii) the reinvestment is specifically discontinued by the Participant (see "--Changing Plan Options") or (iii) the Participant terminates his participation in the Plan (see "--Termination of Participation by a Participant").

TRANSFER OF SHARES OF COMMON STOCK

  From a Broker--Eligible Securities held in "street name" by a broker, bank or trustee are not eligible for inclusion in Investor's Choice. Owners of Eligible Securities held beneficially in "street name" who desire to participate in the Plan must first have the Eligible Securities transferred into their names. To do so, a Participant must instruct the "street name" holder to transfer the Eligible Securities to the Participant or in the case of Common Stock to be deposited into the Plan for safekeeping, to the Administrator for credit to the Participant's Account. If the person is already a Participant, the Eligible Securities must be transferred to the Participant in the same name in which the Participant's Account is registered. If the person does not have an Account, participation in Investor's Choice will commence when the Eligible Securities are registered in his name AND a properly completed Enrollment Form is received by the Administrator.

  To a Broker--A Participant wishing to transfer all or any part of the shares of Common Stock credited to his Account to a brokerage account may do so by delivering to the Administrator a completed Sale/Transfer Request Form and a stock assignment (stock power), acceptable to the Administrator. The completed Sale/Transfer Request Form must specify the whole number of shares of Common Stock, if less than all of such shares credited to his Account and the name and address of the brokerage firm to which the shares are to be transferred, including the name of the specific broker handling the account and the broker's telephone number. The transfer will be handled as described in "--Withdrawal of Shares of Common Stock" above.

  Gift or Transfer of Shares of Common Stock Within Investor's Choice--If a Participant wishes to transfer, whether by gift, private sale or otherwise, ownership of all or a part of the shares of Common Stock credited to his Account to the Account of another Participant or to establish by such transfer an Account for a person or entity not already a Participant, the Participant may do so by delivering to the Administrator a completed Sale/Transfer Request Form and a stock assignment (stock power). The transfer will be effected as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of the second paragraph under "-- Withdrawal of Shares of Common Stock." No fraction of a share of Common Stock credited to a Participant's Account may be transferred unless the Participant's entire Account is transferred. Requests for interaccount transfers are subject to the same requirements as for the transfer of securities generally, including the requirement of a guarantee of signature on the stock assignment. Stock power forms are available at local banks, brokerage firms and from the Administrator. (See "--Reinvestment of Dividends on Remaining Shares" for the reinvestment level of dividends on shares of Common Stock credited to a Participant's Account after a transfer.)

  Shares of Common Stock so transferred will be credited to the transferee's Account. Unless a transferee who is already a Participant otherwise directs the Administrator in writing by completion of an Enrollment Form, the reinvestment of cash dividends on the transferred shares will be made in proportion to the reinvestment level (i.e., full, partial or none) of the other shares of Common Stock credited to the transferee's Account. If the transferee is not already a Participant, an Account will be opened in the transferee's name and he may make elections with regard to reinvestment of cash dividends on such transferred shares and other services provided by Investor's Choice on the Enrollment Form that is provided to him. Unless otherwise requested by the transferor, transferees will be sent a Statement of Account showing the transfer of such shares into their Accounts. The transferor may request that such Statement of Account be returned to the transferor for personal delivery and/or that a gift certificate be provided. The transferor may send the gift certificate directly or request that it be sent by the Administrator to the transferee with the first Statement of Account.

REINVESTMENT OF DIVIDENDS ON REMAINING SHARES

  If a Participant is reinvesting cash dividends paid on only a portion of the shares of Common Stock credited to his Account through the Plan and the Participant elects to sell, withdraw or transfer a portion of such shares, cash dividends on the remainder of the shares credited to his Account, up to the number of shares designated for reinvestment prior to such sale, withdrawal or transfer, will continue to be reinvested through the Plan, except where the Participant gives specific instructions to the contrary in connection with such sale, withdrawal or transfer. For example, if a Participant who had elected to have cash dividends reinvested through the Plan on 50 shares of a total of 100 shares of Common Stock credited to his Account elected to sell, withdraw or transfer 25 shares, cash dividends on 50 shares of the remaining 75 shares credited to his Account would be reinvested through the Plan. If instead the Participant elected to sell, withdraw or transfer 75 shares, cash dividends on the remaining 25 shares credited to his Account would be reinvested through the Plan.

REPORTS TO PARTICIPANTS

  Each Participant will receive a quarterly Statement of Account showing all transactions for the Participant's Account during the current calendar year, the number of shares of Common Stock credited to the Account, the amount of cash held in the Account and other information for the Account. Supplemental Statements of Account will be provided in months where the Participant has made an optional cash investment, deposited, transferred or withdrawn shares of Common Stock or had cash dividend or interest payments reinvested in Common Stock. The Administrator also will send each Participant a confirmation promptly after each sale of Common Stock under the Plan. Participants should retain these Statements of Account and confirmations in order to establish the cost basis, for tax purposes, for shares of Common Stock acquired under Investor's Choice.

  Participants will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports to shareholders, annual reports to shareholders, proxy material, consent solicitation material and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, Statements of Account and other communications from the Administrator to Participants will be addressed to the latest address of record; therefore, it is important that Participants promptly notify the Administrator of any change of address.

CERTIFICATES FOR SHARES

  A Participant may obtain, free of charge at any time, a certificate for all or a part of the whole shares of Common Stock credited to his Account upon written request to the Administrator. Such certificate(s) will be mailed by First Class Mail, within two business days of the Administrator's receipt of the written request, to the Participant's address of record. Any remaining whole or fractions of shares of Common Stock will continue to be credited to the Participant's Account.

  Except for transfers described in "--Transfer of Shares of Common Stock," shares of Common Stock credited to a Participant's Account may not be pledged or assigned. A Participant who wishes to pledge or assign shares of Common Stock must request that they be withdrawn from the Plan. (See "--Withdrawal of Shares of Common Stock.")

  Certificates for fractions of shares of Common Stock will not be issued under any circumstances.

TERMINATION OF PARTICIPATION BY A PARTICIPANT

  A Participant may at any time terminate his participation in the Plan by delivering written notification to the Administrator to that effect. Upon the Administrator's receipt of such written notification, the Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to his Account, (ii) any dividends, interest payments and cash investments credited to his Account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his Account. Such fraction of a share will be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of receipt of a completed Sale/Transfer Request Form.

COSTS

  The Company will pay all administrative costs and expenses associated with Investor's Choice. PARTICIPANTS WILL BEAR THE COST OF BROKERAGE COMMISSIONS, RELATED SERVICE CHARGES AND ANY APPLICABLE TAXES INCURRED ON ALL SALES AND PURCHASES OF SHARES OF COMMON STOCK MADE IN THE OPEN MARKET. Such costs will be included as adjustments to sales and purchase prices. It is estimated at this time that such brokerage commissions and related service charges will not exceed ten cents per share. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from the Company.

FEDERAL INCOME TAX CONSEQUENCES

  THE FOLLOWING DISCUSSION RELATES TO THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN INVESTOR'S CHOICE. THE EFFECT OF SUCH TAX CONSEQUENCES UPON ANY PARTICIPANT WILL DEPEND UPON SUCH PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES WHICH, TOGETHER WITH THE STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION, SHOULD BE DISCUSSED BY EACH PARTICIPANT WITH HIS TAX ADVISOR.

  A Participant will be required to include in income for federal income tax purposes amounts reinvested in Common Stock in respect of dividends and interest (including any original issue discount) on his Eligible Securities subject to the Plan and all shares of Common Stock credited to his Account under the Plan in the manner which would be required if he directly received such dividends and interest even though no such amount is actually received by the Participant in cash, but instead is applied to the purchase of shares of Common Stock for the Participant's Account.

  A Participant's tax basis for shares of Common Stock purchased pursuant to the Plan will be equal to the cost of such shares as discussed above (which cost in the case of shares purchased in the open market may include amounts in respect of brokerage commissions, service charges and any applicable taxes). Such shares of Common Stock will have a holding period beginning on the day after the shares are allocated to the Participant's Account.

  A Participant will not realize any taxable income when he receives certificates for whole shares credited to his Account under the Plan. Gain or loss will be recognized by the Participant when he sells such whole shares and will be recognized by a Participant when a fractional share credited to his Account is sold pursuant to the terms of the Plan.

MISCELLANEOUS

 Stock Splits, Stock Dividends and Rights Offerings

  Any shares or other securities representing stock splits or noncash distributions on shares of Common Stock credited to the Account of a Participant will be credited to the Participant's Account. Stock splits, combinations, recapitalization and similar events affecting shares of Common Stock credited to a Participant's Account will be credited to the Participant's Account on a pro rata basis.

  In the event of a rights offering, a Participant will receive rights based upon the total number of whole shares of Common Stock credited to his Account.

 Voting of Proxies

  A Participant will have the exclusive right to exercise all voting rights respecting shares of Common Stock credited to his Account. The Administrator will forward all shareholder materials relating to shares of Common Stock credited to a Participant's Account to the Participant. A Participant may vote any whole shares of Common Stock credited to his Account in person or by proxy. A Participant's proxy card will include whole shares of Common Stock credited to his Account and shares of Common Stock registered in his name. Shares of Common Stock credited to a Participant's Account will not be voted unless the Participant or his proxy votes them. Fractions of shares of Common Stock may not be voted.

 Limitation of Liability

  The Plan provides that neither the Company, the Administrator (including the Company if it is acting as such) in administering Investor's Choice nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares. However, nothing contained in this provision affects a Participant's right to bring a cause of action based on alleged violations of federal securities laws.

 Interpretation and Regulation of Investor's Choice

  The officers of the Company are authorized to take such actions to carry out Investor's Choice as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

 Change or Termination of Investor's Choice

  The Company may suspend, modify or terminate Investor's Choice at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants, who will in all events have the right to withdraw from participation. Upon any whole or partial termination of Investor's Choice by the Company, each affected Participant will receive (i) certificates for whole shares of Common Stock credited to his Account, (ii) any dividends, interest payments and cash investments credited to his Account and (iii) a check for the cash value for any fraction of a share of Common Stock credited to his Account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of termination.

 Termination of Participation by the Company

  If a Participant does not have at least one whole share of Common Stock credited to his Account, or does not own any Eligible Securities for which cash dividends or interest payments are designated for reinvestment pursuant to the Plan, the Participant's participation in the Plan may be terminated by the Company upon written notice to the Participant. Additionally, the Company may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at the address appearing on the Administrator's records. A Participant whose participation has been terminated will receive (i) certificates for whole shares of Common Stock credited to his Account, (ii) any dividends, interest payments and cash investments credited to his Account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to his Account. Such fraction of a share shall be valued at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading day preceding the date of termination.

                           PLAN OF DISTRIBUTION

  The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of the Company, directly from the Company, or, at the Company's option, by an Independent Agent on the open market. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. The Plan provides that the Company may not change its determination regarding the source of purchases of shares under the Plan more than once in any 12-month period.

  The Company will pay all administrative costs and expenses associated with Investor's Choice. Participants will bear the cost of brokerage commissions, related service charges and any applicable taxes incurred on all sales and purchases of shares of Common Stock made in the open market. Such costs will be included as adjustments to sales and purchase prices. It is estimated at this time that such brokerage commissions and related service charges will not exceed ten cents per share. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from the Company.

                       DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 10,000,000 shares of Preference Stock, without par value ("Preference Stock"), of which 2,000,000 shares have been designated by the Board of Directors of the Company as Series A Preference Stock ("Series A Preference Stock"). Each share of Common Stock offered hereby includes an associated preference stock purchase right (a "Right"). The shares of Series A Preference Stock have been initially reserved for issuance upon exercise of the Rights. The descriptions of each of the Common Stock and the Rights are incorporated by reference into this Prospectus. See "Incorporation of Certain Documents by Reference" for information on how to obtain a copy of these descriptions. No shares of Preference Stock are currently outstanding. At April 30, 1994, there were 130,708,985 shares of Common Stock issued and outstanding.

                                    EXPERTS

  The consolidated financial statements and the related financial statement schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K, which are incorporated herein by reference, have been audited by Deloitte & Touche, Independent Auditors, as stated in their reports appearing therein. Such financial statements and financial statement schedules are incorporated herein by reference in reliance on such reports given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR OF THE PLAN SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF FILING OF ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                PROSPECTUS
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company and its Subsidiaries...........................................   3
Application of Proceeds....................................................   3
Houston Industries Incorporated
 Investor's Choice Plan....................................................   4
Plan of Distribution.......................................................  16
Description of Capital Stock...............................................  16
Experts....................................................................  16
Legal Opinions.............................................................  16

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

             HOUSTON
  [LOGO]     INDUSTRIES
             INCORPORATED

                               4,000,000 Shares

                                 Common Stock
                              (without par value)

                            ----------------------

                                  PROSPECTUS

                            ----------------------

                                  INVESTOR'S
                                    CHOICE
                                     PLAN

                             May . . ., 1994

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Expenses payable by the Company in connection with the sale of the Common Stock offered hereby are as follows:

        Securities and Exchange Commission fee........................ $ 63,104
      * Fees and expenses of Company's Counsel........................   50,000
      * Listing fees .................................................   32,000
      * Independent Auditors' fees....................................   10,000
      * Blue sky fees and expenses....................................   20,000
      * Printing expenses.............................................   28,000
      * Miscellaneous.................................................    1,896
                                                                       --------
          * Total Expenses............................................ $205,000
                                                                       ========

- --------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02A(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

  Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of his duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided for by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 16. EXHIBITS.

  The following documents are filed as a part of this registration statement or incorporated by reference herein:

                                                   REPORT OR      SEC FILE OR
 EXHIBIT                                          REGISTRATION    REGISTRATION  EXHIBIT
   NO.               DESCRIPTION                   STATEMENT         NUMBER    REFERENCE
 -------             -----------                  ------------    ------------ ---------
  3.1*   --                                    Form 10-Q for         1-7629        3
          Restated Articles of Incorporation    the quarter ended
          of the Company.                       June 30, 1993
  3.2*   --Amended and Restated Bylaws of      Form 8-K dated        1-7629        3
          the Company.                          June 29, 1992
  4.1*   --Rights Agreement dated July 11,     Form 8-K dated        1-7629        4(a)(1)
          1990 between the Company and Texas    July 11, 1990
          Commerce Bank National
          Association, as Rights Agent
          (Rights Agent),
          which includes form of Statement
          of Resolution Establishing Series
          of Shares designated Series A
          Preference Stock and form of
          Rights Certificate.
  4.2*   --Agreement and Appointment of        Form 8-K dated        1-7629        4(a)(2)
          Agent dated as of July 11, 1990       July 11, 1990
          between the Company and the Rights
          Agent.
  4.3**  --Form of Houston Industries
          Incorporated Investor's Choice
          Plan.
  5      --Opinion of Baker & Botts, L.L.P.
 23.1    --Consent of Deloitte & Touche.
 23.2    --Consent of Baker & Botts, L.L.P.
          (included in Exhibit 5).
  24     --Powers of Attorney.
- --------
 *Incorporated herein by reference as indicated.
**Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
    (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 26, 1994.

                                          HOUSTON INDUSTRIES INCORPORATED

                                             /s/       Don D. Jordan
                                          By___________________________________
                                                      (Don D. Jordan,
                                               Chairman and Chief Executive
                                                         Officer)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
   /s/     Don D. Jordan
- ------------------------------------
          (Don D. Jordan)            Chairman and Chief Executive     May 26, 1994
                                      Officer and Director
                                      (Principal Executive and
                                      Financial Officer and
                                      Director)
   /s/  Mary P. Ricciardello
- ------------------------------------
       (Mary P. Ricciardello)        Comptroller (Principal           May 26, 1994
                                      Accounting Officer)

*Milton Carroll, John T. Cater,
 Robert J. Cruikshank, Linnet F.
 Deily, Joseph M. Hendrie, Howard W.
 Horne, Alexander F. Schilt, Kenneth
 L. Schnitzer, Sr., D. D. Sykora,
 Jack T. Trotter, Bertram Wolfe
                                     Directors                        May 26, 1994

    /s/ Hugh Rice Kelly
*By____________________________                                       May 26, 1994
       (Hugh Rice Kelly,
       Attorney-in-Fact)

                                    EXHIBITS




                                               Report or       SEC File or
Exhibit                                       Registration     Registration     Exhibit
No.                Description                 Statement          Number       Reference
- -------  --------------------------------  ------------------  ------------  -------------

   3.1*  -Restated Articles of           Form 10-Q for             1-7629          3
          Incorporation of the           the quarter ended
          Company.                       June 30, 1993
   3.2*  -Amended and Restated           Form 8-K dated            1-7629          3
          Bylaws of the Company.         June 29, 1992
   4.1*  -Rights Agreement dated July    Form 8-K dated            1-7629          4(a)(1)
          11, 1990 between the           July 11, 1990
          Company and Texas
          Commerce Bank National
          Association, as Rights Agent
          (Rights Agent), which
          includes form of Statement of
          Resolution Establishing
          Series of Shares designated
          Series A Preference Stock
          and form of Rights
          Certificate.
   4.2*  -Agreement and Appointment      Form 8-K dated            1-7629          4(a)(2)
          of Agent dated as of July 11,  July 11, 1990
          1990 between the Company
          and the Rights Agent.
  4.3**  -Form of Houston Industries
          Incorporated Investor's
          Choice Plan.
      5  -Opinion of Baker & Botts,
          L.L.P.
   23.1  -Consent of Deloitte &
          Touche.
   23.2  -Consent of Baker & Botts,
          L.L.P. (included in Exhibit
          5).
     24  -Powers of Attorney.
__________

*    Incorporated herein by reference as indicated.

**   Previously filed.